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                              POWER OF ATTORNEY

I, Eugene M. Trovato, Senior Vice President, Controller (chief accounting officer) of Aetna Life Insurance and Annuity Company, do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, and Julie E. Rockmore and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission by Aetna Life Insurance and Annuity Company under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, including but not limited to pre-effective amendments and post-effective amendments to such filings:

Registration Statements filed under the Securities Act of 1933, as amended:


2-52448                      33-75966            33-76000
2-52449                      33-75968            33-76002
33-2339                      33-75970            33-76004
33-34370                     33-75972            33-76018
33-34583                     33-75974            33-76024
33-42555                     33-75976            33-76026
33-60477                     33-75978            33-79118
33-61897                     33-75980            33-79122
33-62473                     33-75982            33-81216
33-63657                     33-75984            33-87642
33-75248                     33-75986            33-87932
33-75954                     33-75988            33-88720
33-75956                     33-75990            33-88722
33-75958                     33-75992            33-88724
33-75960                     33-75994            33-91846
33-75962                     33-75996
33-75964                     33-75998


Registration Statements filed under the Investment Company Act of 1940:

811-2512          811-2513          811-4536          811-5906

hereby ratifying and confirming on this 14th day of November, 1995 my signature as it may be signed by my said attorneys to any such registration statements, applications and any and all amendments thereto:


/s/ Eugene M. Trovato
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Eugene M. Trovato
Senior Vice President, Controller
(chief accounting officer)